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                                                                     EXHIBIT 4.4

                             VISKASE COMPANIES, INC.
                                  90,000 UNITS
                                  CONSISTING OF
                $90,000,000 11-1/2% SENIOR SECURED NOTES DUE 2011
             AND 90,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                               PURCHASE AGREEMENT

                                                                   June 17, 2004

Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

      VISKASE COMPANIES, INC., a Delaware corporation (the "Company") and Jefferies & Company, Inc. (the "Initial Purchaser") agree as follows:

            1. ISSUANCE OF NOTES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Initial Purchaser 90,000 units (the "Units"), consisting of $90,000,000 Aggregate Principal Amount of 11-1/2% Senior Secured Notes due 2011 (the "Notes") and 90,000 warrants (the "Warrants") to purchase an aggregate of 805,270 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), at an exercise price of $0.01 per share, subject to adjustment. The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of the Closing Date, by and among the Company and LaSalle Bank National Association, as trustee (in such capacity, the "Trustee") and collateral agent (in such capacity, the "Collateral Agent"). Capitalized terms used, but not defined herein, shall have the meanings set forth in the Indenture (as hereinafter defined).

            The Warrants will be issued pursuant to the provisions of a warrant agreement (the "Warrant Agreement"), to be dated as of the Closing Date, by and between the Company and Wells Fargo Bank Minnesota, National Association (or such other party selected by the Company on or prior to the Closing Date and reasonably acceptable to the Initial Purchaser), as warrant agent (in such capacity, the "Warrant Agent"). As used herein, the term "Warrant Shares" shall mean, collectively, the shares of Common Stock issuable upon exercise of the Warrants. As used herein, the term "Securities" shall mean, collectively, the Units, the Notes, the Warrants and the Warrant Shares.

            The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Securities shall bear the legends set forth in the final offering circular, dated the date hereof (the "Final Offering Circular") relating to the offer and sale of the Units. The Company has prepared a preliminary offering circular, dated June 2, 2004 (the "Preliminary Offering Circular") for the Notes and the Final Offering Circular relating to the offer and sale of the Units (the "Offering"). "Offering Circular" means, as of any date or time referred to in this Agreement, the most recent offering

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circular (whether the Preliminary Offering Circular or the Final Offering
Circular, and any amendment or supplement to either such document), including exhibits and schedules thereto.

            In connection with the sale of the Units, the Company is concurrently (i) entering into a new senior secured revolving credit facility between the Company and Wells Fargo Foothill Inc., which will provide for a revolving loan facility in an amount of up to $20,000,000 (as amended, supplemented, modified, extended or restated from time to time, the "Credit Agreement"), and (ii) (A) purchasing (the "8% Notes Repurchase") its 8% Senior Subordinated Secured Notes due 2008 (the "8% Senior Notes") from holders of $55.7 million aggregate principal amount of the 8% Senior Notes at a purchase price equal to 90% of the aggregate principal amount thereof together with accrued but unpaid interest to the purchase date therefor (collectively, the "Redeemed 8% Senior Note Holders") and (B) obtaining from such holders consents (the "Consent Solicitation") to (1) release the liens on the collateral that secure the 8% Senior Notes, (2) contractually subordinate the Company's obligations under the 8% Senior Notes to the Company's obligations under certain of the Company's indebtedness, including the Notes and the Credit Agreement and
(3) eliminate substantially all of the restrictive covenants contained in the indenture governing the 8% Senior Notes.

            2. TERMS OF OFFERING. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell some or all of the Units purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Circular, as amended or supplemented, to persons (the "Subsequent Purchasers") whom the Initial Purchaser (i) reasonably believes to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Act, as such may be amended from time to time, (ii) reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("Accredited Investors") or (iii) reasonably believes to be non-U.S. persons in reliance upon Regulation S under the Act (any such sales in connection with the original distribution of the Units, the "Exempt Resales").

            Pursuant to the Indenture, all future Domestic Restricted Subsidiaries of the Company that are not Immaterial Subsidiaries shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company's obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a "Guarantor" and each such guarantee being referred to herein as a "Guarantee").

            Pursuant to the terms of the Collateral Agreements, all of the obligations under the Notes and the Indenture will be secured by a first priority lien and security interest in substantially all of the assets of the Company and such future Domestic Restricted Subsidiaries; provided, that such lien and security interest will be (i) in the case of assets comprised of inventory and accounts receivable, contractually subordinated to the liens securing the Credit Agreement pursuant to the Intercreditor Agreement, (ii) in the case of collateral comprised of real property, fixtures and improvements thereon and equipment, be contractually senior to the liens securing the Credit Agreement pursuant to the Intercreditor Agreement, (iii) in the case of all other collateral, be contractually pari passu with the liens securing the Credit Agreement pursuant to the Intercreditor Agreement and (iv) in each such case, be subject to certain other prior liens.

            Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the "Debt Registration Rights Agreement"), to be executed on and dated as of the Closing Date. Pursuant to the Debt Registration Rights Agreement, the Company will agree, among other things, to use reasonable best efforts to file with the Securities and Exchange Commission (the "SEC") (a) a registration statement under the Act relating to senior secured notes (the "Exchange Notes") which shall be substantially identical in all material

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respects to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the "Exchange
Offer"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes. If required under the Debt Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchaser (the "Private Exchange Notes"). If the Company fails to satisfy certain of its obligations under the Debt Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.

            Holders of the Warrants (including Subsequent Purchasers) will have the registration rights described in the Final Offering Circular, which will be set forth in the registration rights agreement (the "Equity Registration Rights Agreement" and, together with the Debt Registration Rights Agreement, the "Registration Rights Agreements"), to be dated the Closing Date, for so long as such Warrant Shares constitute Registrable Securities (as defined therein).

            Pursuant to the Equity Registration Rights Agreement, the Company will file a registration statement upon exercise of a demand registration right by the holders of the Registrable Securities (an "Equity Registration Statement") covering the resale of the Warrant Shares by the holders thereof and to use its reasonable best efforts to cause such Equity Registration Statement to be declared effective, subject to certain exceptions, and to remain effective for the period specified in the Equity Registration Rights Agreement.

            This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreements, the Notes, any Guarantees by future Domestic Restricted Subsidiaries that are not Immaterial Subsidiaries, the Exchange Notes, the Private Exchange Notes (if any) the Warrants, the Warrant Shares, and the Units are collectively referred to herein as the "Documents."

            3. PURCHASE, SALE AND DELIVERY. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Units at a purchase price of $90,000,000. The Company agrees to pay a commission to Jefferies & Company, Inc. in an amount equal to $1,950,000, which may be deducted by the applicable Initial Purchaser from the aggregate purchase price of the Units to be paid by such Initial Purchaser. Delivery to the Initial Purchaser of and payment to the Company for the Units shall be made at a Closing (the "Closing") to be held at 10:00 a.m., New York time, on June 29, 2004 (the "Closing Date") at the New York offices of Mayer, Brown, Rowe & Maw LLP.

            The Company shall deliver to the Initial Purchaser one or more Global certificates representing the Securities (other than Warrant Shares) in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Securities (other than Warrant Shares) in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Mayer, Brown, Rowe & Maw LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Securities (other than Warrant Shares) to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

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            4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to the Initial Purchaser that, as of the date hereof:

(a) Neither the Preliminary Offering Circular, the Final Offering Circular, nor any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than with respect to the Preliminary Offering Circular, pricing and other terms intentionally left blank); provided, however, that the Company makes no representation or warranty as to the Initial Purchaser Information (as hereinafter defined). No injunction or order has been issued that either
      (i) asserts that any of the transactions contemplated by this Agreement or any other Document is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates, contained, and the Final Offering Circular, as amended or supplemented as of the Closing Date, will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

(b)   Each of the Company's direct and indirect Subsidiaries are listed on
      Schedule I attached hereto. Each Subsidiary that is a Foreign Restricted Subsidiary has an asterisk ("*") next to its name on such schedule.

(c) Each of the Company and its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Document or (C) the consummation of any of the transactions contemplated under any of the Documents (each, a "Material Adverse Effect").

(d)   All of the issued and outstanding shares of capital stock of the Company
      (i) have been, and the Warrant Shares, when issued in accordance with the terms and conditions contained in the Warrant Agreements, will be, duly authorized and validly issued (ii) are, and the Warrant Shares when issued in accordance with the terms and conditions contained in the Warrant Agreement will be, fully paid and nonassessable, and (iii) were not, and the Warrant Shares will not be issued in violation of, or subject to any preemptive or similar rights. The table under the section captioned "Capitalization" in the Final Offering Circular (including the footnotes thereto) sets forth, as of March 31, 2004, the capitalization of the Company including, (i) the actual cash and cash equivalents and capitalization of the Company and its Subsidiaries on a consolidated basis and (ii) the pro forma cash and cash equivalents and capitalization of the Company and its Subsidiaries, on a consolidated basis, after giving effect to the offer and sale of the Units and the application of the net proceeds therefrom as described in the Final Offering Circular under the section entitled "Use of Proceeds." Except as set forth in such table, immediately following the Closing, neither the Company nor any of its Subsidiaries will have any liabilities, whether absolute, accrued, or contingent, other than (A) liabilities that are reflected in the Financial

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      Statements (as hereinafter defined), or (B) liabilities in the ordinary course of business, consistent with past practice, that would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Final Offering Circular, all of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries are owned, directly or indirectly, by it, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "Liens), other than those imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions. Except as disclosed in the Final Offering Circular, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through
      (C), shares of capital stock of or other equity interests in the Company or any of its Subsidiaries.

(e) No holder of securities of the Company or any of its Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company with respect to the Exchange Notes or the Private Exchange Notes pursuant to the Debt Registration Rights Agreement.

(f) The Company has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.

(g) This Agreement has been duly and validly authorized, executed and delivered by the Company. Each of the Indenture and the Collateral Agreements has been duly and validly authorized by the Company. Each of the Indenture and the Collateral Agreements, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company (assuming such documents will be legal, valid and binding obligations of the other parties thereto), enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(h) The Registration Rights Agreements have been duly and validly authorized by the Company. The Registration Rights Agreements, when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company (assuming such documents will be legal, valid and binding obligations of the other parties thereto), enforceable against the Company in accordance with their respective terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i) The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Company, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by each of the Company and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the

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      terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company (assuming such documents will be legal, valid and binding obligations of the other parties thereto), entitled to the benefit of the Indenture, the Collateral Agreements and the Debt Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. Upon and following delivery to the Initial Purchaser, the Notes will rank pari passu in right of payment with all senior Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter (including but not limited to the Indebtedness incurred by the Company under the Credit Agreement) and senior in right of payment to all Indebtedness of the Company that by its terms is subordinated to the Notes whether outstanding on the date hereof or incurred hereafter (including but not limited to any of the Company's 8% Senior Notes that remain outstanding following the Offering).

(j) Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the "Charter Documents"). Neither the Company nor any of its Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority") applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations (assuming such Applicable Agreements are legal, valid and binding on the other parties thereto), except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. There exists no condition that, with the passage of time or otherwise, would (a) constitute a violation of such Charter Documents, (b) constitute a breach of or default that would have a Material Adverse Effect under any Applicable Agreement or any Applicable Law or (c) result in the acceleration of any indebtedness of the Company and each of its Subsidiaries party thereto.

(k) Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries (except for Liens pursuant to the Collateral Agreements), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law. Upon consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default will exist.

(l) When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Final Offering Circular.

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(m)   No consent, approval, authorization or order of any Governmental
      Authority, or third party is required for the issuance and sale by the Company of the Units, Notes or Warrants to the Initial Purchaser, the issuance of Warrant Shares upon exercise of Warrants from time to time or the consummation by the Company of the other transactions contemplated hereby (other than with respect to any filings with the Securities and Exchange Commission contemplated by the Registration Rights Agreement), except such as have been obtained as of the date hereof or that shall be obtained on or prior to the Closing Date and those that may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Units by the Initial Purchaser.

(n) There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) is reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened that (i) asserts that the offer, sale and delivery of the Notes to the Initial Purchaser pursuant to this Agreement or the initial resale of the Notes by the Initial Purchaser in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes, including the Exempt Resales, or the use of the Preliminary Offering Circular, the Final Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

(o) Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Final Offering Circular ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, in each case, except as would not have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Each of the Company and its Subsidiaries has fee simple title to all real property owned by it and good title to all tangible and, to the Company's knowledge, intangible personal property owned by it and good valid leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens). The Company and its Subsidiaries own or have a right to use all of the tangible and, to the Company's knowledge, intangible assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted, and such assets are in good working condition, except where the failure of such assets to be in working condition would not, individually or in the aggregate, have a Material Adverse Effect.

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(q)   All Tax returns required to be filed by the Company and each of its
      Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). Except as disclosed in the Final Offering Circular, there are no actual or to the knowledge of the Company, after reasonable inquiry, proposed Tax assessments against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(r) Each of the Company and its Subsidiaries owns, or is licensed under, and has the right to use, all registered, and to the extent the failure to own or to have such right of use does not have a Material Adverse Effect, unregistered, patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary for the conduct of its business and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens. To the knowledge of the Company after reasonable inquiry, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of its Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect). The use of registered and, to the knowledge of the Company after reasonable inquiry, unregistered, Intellectual Property by the Company or any of its Subsidiaries does not infringe on the Intellectual Property rights of any other person.

(s) The Company maintains a system of internal accounting controls it believes in good faith to be sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(t) The audited consolidated financial statements and related notes of the Company and its Subsidiaries contained in the Final Offering Circular (the "Financial Statements") present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act. The financial data set forth under "Summary Historical and Unaudited Pro Forma Consolidated Financial Data" and "Selected Consolidated Historical Financial Data" included in the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. The unaudited pro forma financial information and related notes of the Company contained in the Final Offering Circular have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate. Grant Thornton LLP ("Grant Thornton") are independent registered public accountants with respect to the Company.

(u) Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). To the knowledge of the Company after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, other than as disclosed in the Final Offering Circular.

(v) No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries, or (ii) except for the indication by Moody's Investors Services that it intends to lower the ratings outlook for the Company to negative from stable because of higher than expected interest expense resulting from the pricing of the Notes at 11-1/2%, has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries.

(w) On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the "Use of Proceeds" section of the Offering Circular, the Company (i) will be Solvent, (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term "Solvent" means, with respect to a particular date and Person, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such Person is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Units as contemplated by this Agreement and the Offering Circular, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such Person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and
      (v) such Person is not otherwise insolvent under the standards set forth in applicable laws.

(x) The Company has not and, to its knowledge after reasonable inquiry, no one acting on its behalf has except as disclosed in the Final Offering Circular, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Units, Notes or Warrants, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Units, Notes or Warrants, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided that the Company makes no representations or warranty in this
      Section 4(x) with respect to the Initial Purchaser.

(y) Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Units to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons (as defined under Regulation S of the Act) and (ii) the accuracy of the Initial Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Units to the Initial Purchaser and in the Exempt Resales.

(z) The Notes and Units are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes and Units have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof.

(aa) Neither of the Company nor any of its Affiliates or other person acting on behalf of the Company has offered or sold the Units by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Units sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; provided, that no representation or warranty is made in this Section 4(aa) with respect to the Initial Purchaser.

(bb) Except as disclosed in the Final Offering Circular, each of the Company, its Subsidiaries, and each ERISA Affiliate has fulfilled, in all material respects, its obligations, if any, under the minimum funding standards of
      Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to each "pension plan" (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, any of its Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. "ERISA Affiliate" means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(cc) (i) Other than a collective bargaining agreement, dated September 2, 2001, between the Company's Loudon, Tennessee plant and the International Association of Machinists and Aerospace Workers, AFL-CIO Local Lodge 2544, the Company is not a party to or bound by any collective bargaining agreement with any labor organization; (ii) to the knowledge of the Company, after reasonable inquiry, there is no union representation question existing with respect to the employees of the Company, and, to the knowledge of the Company after reasonable inquiry, no union organizing activities are taking place that, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company's knowledge, no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company, or, to the knowledge of the Company, after reasonable inquiry, threatened against the Company; (v) there is no worker's compensation liability, experience or matter that would be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, after reasonable inquiry, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law; (vii) to the knowledge of the Company, after reasonable inquiry, there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company, after reasonable inquiry, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(dd) None of the transactions contemplated in the Documents or the application by the Company or any of its Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act or any other Applicable Law (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ee) Neither the Company nor any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"); and neither the Company nor any of its Subsidiaries, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Offering Circular, will be an "investment company" as defined in the Investment Company Act.

(ff) The Company has not engaged any broker, finder or commission agent (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

(gg) Except as disclosed under the caption "Risk Factors" and "Business-Legal Matters" in the Final Offering Circular, each of the Company and its Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants

      ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

      In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it seeks to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, except as disclosed under the caption "Risk Factors" and "Business-Legal Matters" in the Final Offering Circular, the Company has reasonably concluded that such associated costs would not have a Material Adverse Effect.

(hh) As of the Closing Date, except as imposed by Applicable Law or by any of the Documents or as disclosed in the Final Offering Circular, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary's capital stock or other equity interests or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(ii)  (a)   Upon:

            (i) execution and delivery of the Collateral Agreements by the Company and the Guarantors parties thereto and the Collateral Agent and compliance by the Company and the Guarantors with their respective obligations thereunder; and

            (ii)  (A)   delivery to, and the continued possession by, the
                        Collateral Agent, for the benefit of itself as Collateral Agent, the Trustee and the holders of the Notes (collectively, the "Secured Parties") and as representative (as defined in Section 1-201(35) of the Uniform Commercial Code as in effect in the State of New
                        York (the "New York UCC")) for the Administrative Agent and the Lenders (in such capacity, the "Shared
                        Collateral Sub-Agent"), in the State of New York of the certificates evidencing all of the shares of Pledged
                        Interests (as defined in the Security Agreement) described in Schedule A to the Security Agreement (the
                        "Pledged Shares"), together with stock powers or other powers of transfer related thereto and executed in blank and assuming the Shared Collateral Sub-Agent has no notice of any adverse claim to the Pledged Shares, the Shared Collateral Sub-Agent will have the status of a "protected purchaser" for the benefit of the Secured
                        Parties, the Administrative Agent and the Lenders with respect to the Pledged Shares under (and as defined in)
                        Section 8-303(a) of the New York UCC;

                  (B) the crediting of any financial assets (as defined in the New York UCC) to a Securities Account (as defined in the Security Agreement) that is the subject of a Control Agreement (as defined in the Security Agreement) that has been executed and delivered by the Company or the applicable Guarantor, as the case may be, the securities intermediary identified therein and the Shared Collateral Sub-Agent, for the benefit of the Secured Parties, the Administrative Agent and the Lenders, will have "control" (as defined in Section 8-106 of the New York UCC) over such Securities Account and in the financial assets contained therein. No recordation or filing need be made, and no other action need be taken, in order to perfect the Shared Collateral Sub-Agent's security interest in such Securities Account or such financial assets;

                  (C) the execution and delivery of each Control Agreement (as defined in the Security Agreement) relating to any Deposit Account (as defined in the Security Agreement) of the Company or any Guarantor by the Company or such Guarantor, as the case may be, the depositary identified therein and the Administrative Agent, for the benefit of itself and the Lenders and as representative (as defined in Section 1-201(35) of the New York UCC for the Secured Parties (in such capacity, the "RCF Priority Collateral Sub-Agent"), the RCF Priority Collateral Sub-Agent, for the benefit of the Secured Parties, the Administrative Agent and the Lenders, will have "control" (as defined in Section 9-104(a) of the New York UCC) over such Deposit Account and all cash, checks, drafts, notes, bills of exchange, money orders and other like instruments held therein. No recordation or filing need be made, and no other action need be taken, in order to perfect the RCF Priority Collateral Sub-Agent's security interest in such Deposit Accounts;

                  (D) in the case of motor vehicles, the recordation or notation of the Shared Collateral Sub-Agent's security interest on the certificates of title or ownership in respect of such motor vehicles and the filing of the Uniform Commercial Code financing statements delivered by the Company or any Guarantor, as the case may be, having an interest in such motor vehicles to the Shared Collateral Sub-Agent with respect to such motor vehicles, the security interest of the Shared Collateral Sub-Agent, for the benefit of the Secured Parties, the Administrative Agent and the Lenders, in such motor vehicles will be a valid and enforceable perfected security interest that is superior to and prior to the rights of all third persons; and

                  (E) the filing or recording of the Collateral Agreements or appropriate financing statements with the appropriate filing, records, registry, or other public office, together with the payment of the requisite filing or recordation fees related thereto, the security interest of the Collateral Agent for the benefit of the Secured Parties in all other Collateral (as defined in the Collateral Agreements) will be a valid and enforceable perfected security interest, which security interests will be superior to and prior to the rights of all third persons other than holders of Permitted Liens.

            the security interest of the Collateral Agent in the Collateral (as defined in the Collateral Agreements) will be a valid and enforceable perfected security interest, which security interests will be superior to and prior to the rights of all third persons other than holders of Permitted Liens.

      (b) As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Guarantor or any rights thereunder.

(jj) Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(kk) Each of the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the good faith judgment of the Company, prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. Each of the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) The Warrants, when issued, will be in the form contemplated by the Warrant Agreement. The Warrants have been duly authorized by the Company and when executed and delivered by the Company, delivered to and paid for by the Initial Purchaser and authenticated by the Warrant Agent, in accordance with the terms of this Agreement and the Warrant Agreement, the Warrants will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of Company (assuming such documents will be legal, valid and binding obligations of the other parties thereto), entitled to the benefit of the Warrant Agreement and the Equity Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(mm) The Warrant Agreement has been duly and validly authorized by the Company. The Warrant Agreement, when executed and delivered by the Company will be validly executed and delivered and (assuming due authorization, execution and delivery by the Warrant Agent and the other parties thereto) will constitute the legal, valid and binding obligation of the Company (assuming such documents will be legal, valid and binding obligations of the other parties thereto), enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(nn) The Company has duly authorized the issuance of the Notes and the Warrants as a Unit.

(oo) There is and has been no failure on the part of the Company or any of its Subsidiaries or any of the officers and directors of the Company or any of its Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of The Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.

            5.    COVENANTS OF THE COMPANY. The Company agrees:

(a) Prior to completion of Exempt Resales with respect to all of the Units (or underlying Notes or Warrants), to (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To (i) furnish the Initial Purchaser, without charge, as many copies of the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Circular that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c) Not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Units purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Prior to completion of Exempt Resales with respect to all of the Units (or underlying Notes or Warrants), (i) if in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
      (B) the Final Offering Circular will comply with Applicable Law and (ii) if, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not currently qualified, to take any action that would subject it to general service of process in any jurisdiction where it is not currently so subject, or to subject itself to taxation in any jurisdiction where it is not currently so subject.

(f) Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all reasonable costs, expenses, fees and taxes incidental to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Units, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Company under the Debt Registration Rights Agreements, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses and listing fees in connection with the application for quotation of the Units, the Notes and the Warrants on the Private Offerings, Resales and Trading Automated Linkages ("PORTAL") market, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes,
      (vi) all reasonable fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, the Collateral Agent and all other collateral agents, and (vii) all costs and expenses in connection with the creation and perfection of Liens created under the Collateral Agreements (including without limitation, filing and recording fees, search fees, taxes and costs of title policies); provided, however, that in no event shall the Company be responsible for any fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder (including, without limitation, the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, special counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other expenditures). Notwithstanding the foregoing, the Company and the Initial Purchaser shall each pay 50% of the aggregate out-of-pocket expenses incurred by them collectively prior to Closing relating to roadshow presentations in connection with the marketing of the Notes to prospective investors; provided that if the Closing does not occur, the Company shall pay all of such out-of-pocket expenses.

(g) To use the proceeds of the Offering in the manner described in the Final Offering Circular under the caption "Use of Proceeds."

(h) To do and perform all things required to be done and performed under the Documents to which the Initial Purchaser is a party prior to and after the Closing Date.

(i) Not to, and to use its reasonable best efforts to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Units.

(j) For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Act.

(k) To use its reasonable best efforts to comply with the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

(l) To use its reasonable best efforts to effect the inclusion of the Units, Notes and Warrants in Private Offerings, Resales and Trading through Automated Linkages Market.

(m) For so long as any of the Securities remain outstanding, to furnish to the Initial Purchaser copies of all reports and other written communications (financial or otherwise) furnished by the Company to the Trustee, the Warrant Agent or all of the holders of any of the Securities and, as soon as available (unless available on EDGAR), copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement or in accordance with the Equity Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of any of the Securities other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell any of the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(p) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.

(q) To use its reasonable best efforts to complete on or prior to the Closing Date (or such other specified date contemplated by Collateral Agreements) all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Agreements.

            6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INITIAL PURCHASER. The Initial Purchaser represents, warrants, covenants and agrees that:

(a) It is a QIB as defined in Rule 144A under the Act and it will offer the Units for resale only upon the terms and conditions set forth in this Agreement and in the Final Offering Circular.

(b) It is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer and sell the Units only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Offering Circular.

(c) No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Units to be sold in reliance on Regulation S, by means of any directed selling efforts be made by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units.

(d) The Initial Purchaser will deliver to each Subsequent Purchaser of the Units, prior to or in connection with its consummation of Exempt Resales, a copy of the Final Offering Circular, as amended and supplemented as of the date of such delivery.

            7. CONDITIONS. The obligations of the Initial Purchaser to purchase the Units under this Agreement are several and subject to the satisfaction by the Company or waiver by the Initial Purchaser of each of the following conditions:

(a) All the representations and warranties of each of the Company and its Subsidiaries contained in this Agreement and in each of the Documents to which the Company or any of its Subsidiaries is a party shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company, each of its Subsidiaries that is a party thereto and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied with, in all material respects, all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied on or prior to the Closing Date pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable inquiry, be pending or contemplated as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that, as of the Closing Date, prevents the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Company after reasonable inquiry, threatened other than Proceedings that
      (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Units, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Subsequent to the respective dates as of which data and information is given in the Final Offering Circular, there shall not have been any Material Adverse Change.

(e) The Units, Notes and Warrants shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

(f) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)   The Initial Purchaser shall have received on the Closing Date:

      (i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that
            (a) the representations and warranties set forth in Section 4 hereof, in each of the Documents and the Perfection Certificate are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known to the Company nor, except as disclosed in the Final Offering Circular, does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as disclosed in the Final Offering Circular or contemplated hereby and thereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently),

      (ii) a certificate, dated the Closing Date, executed by the Secretary of the Company, certifying such matters as the Initial Purchaser may reasonably request, including the approval by 80% of the authorized number of directors constituting the Board of Directors of the issuance of the Warrants and the Warrant Shares,

      (iii) a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved and provided to the Company by the Initial Purchaser or its counsel,

      (iv) the opinion of Jenner & Block LLP, counsel to the Company and the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser,

      (v) an opinion of each of the local counsel to any of the Company listed on Schedule III hereto shall have furnished to the Initial Purchaser, at the request of the Company or such Guarantor, its written opinion, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser,

      (vi) an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, special counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions, and

      (vii) a representation and warranty certificate addressing collateral matters certified by an officer of the Company in form and substance reasonably satisfactory to the Initial Purchaser.

(h) The Initial Purchaser shall have received from Grant Thornton, with respect to the Company, (i) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Final Offering Circular, and (ii) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, to the effect that Grant Thornton reaffirms the statements made in its letter furnished pursuant to clause (i).

(i) Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document.

(j) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered or required to be delivered under or in connection with the Offering, the Documents or any transaction contemplated in the Documents.

(k) The Initial Purchaser shall have received the Final Offering Circular, and the terms of each Document shall conform in all material respects to the description thereof in the Final Offering Circular.

(l) The Collateral Agent shall have received (with a copy for the Initial Purchaser) on the Closing Date:

      (i) the Pledged Shares, together with stock powers or other powers of transfer related thereto and executed in blank;

      (ii) fully executed Control Agreements (in form and substance reasonably satisfactory to the Initial Purchaser and its counsel) with respect to (A) each Securities Account (as defined in the Security Agreement) of each of the Company and the Guarantors that contains cash, cash equivalents and Investment Property (as defined in the Security Agreement) in an aggregate amount in excess of $250,000 as of the end of the most recently ended calendar month or at the Closing Date and (B) each Deposit Account (as defined in the Security Agreement) of each of the Company and the Guarantors that has a balance in excess of $250,000 as of the end of such month or at the Closing Date (other than petty cash, payroll and zero-balance accounts with respect to which the average aggregate amount on deposit in all such accounts at the close of business for the five business days immediately preceding the Closing Date did not exceed $1,000,000);

      (iii) appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Initial Purchaser and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;

      (iv) appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any security agreement previously granted by any Person (including the Liens securing the 8% Notes);

      (v) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Initial Purchaser and its counsel, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement, other than such financing statements that evidence Permitted Liens);

      (vi) copies of the policies of insurance (or binders or insurance certificates in respect thereof), as are required by the terms of the Security Agreement; and

      (vii) such other approvals, opinions, or documents as the Initial Purchaser or the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Initial Purchaser or the Collateral Agent, as case may be.

      The Initial Purchaser and its counsel shall be satisfied that (A) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the Collateral is perfected and of the priority described in the Final Offering Circular; and (B) no Lien exists on any of the Collateral other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, in each case subject to the Permitted Liens.

(m) The Initial Purchaser and its counsel shall be satisfied that all arrangements necessary for the filing of all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (l)(i) and (ii) above (collectively, the "Filing Statements") by CT Corporation System (or another similar filing service company acceptable to the Initial Purchaser or its counsel) in the appropriate filing offices within 10 days of the Closing Date have been made.

(n) The Company shall have delivered the following documents and instruments with regard to each of the Premises prior to or contemporaneously with the
      Closing:

            (i) to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, each dated as of the Closing Date, duly executed by the Company, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties to be covered thereby;

            (ii) to the Collateral Agent, mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent and the Secured Parties, in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgages constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent shall reasonably request and shall have the standard exceptions thereto deleted (other than the survey exception to the extent required in Section 7(n)(iii) below) and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (iii) to the Collateral Agent, with respect to each of the covered
                  Premises, the most recent survey of such Premises and, solely to the extent that the title company insuring the Lien of the respective Mortgages shall deem such survey acceptable to remove the standard survey exception from the applicable title policy and/or to issue a survey endorsement with respect thereto, the Company shall have such survey exception deleted and such survey endorsement delivered to the Collateral Agent.

(o) The Initial Purchaser shall have received substantially contemporaneously with the Closing a copy of the receipt of a payoff letter or lien release letter from each of the institutions listed on Schedule II attached hereto.

(p) The Initial Purchaser shall have received (i) evidence reasonably satisfactory to it that $55.7 million aggregate principal amount of 8% Senior Notes will be paid contemporaneously with Closing to the Redeemed 8% Senior Note Holders, and (ii) an executed copy of a supplemental indenture to the Indenture, dated as of April 8, 2003, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee, which supplemental indenture (including the amendments and lien release contained therein) shall be in full force and effect and in form and substance reasonably satisfactory to the Initial Purchaser and its counsel.

            8.    INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

      (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto; or

      (ii) the omission or alleged omission to state, in the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser Information and furnished to the Company by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. This indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling the Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Units to any person by the Initial Purchaser if it shall have been finally judicially determined by a court of competent jurisdiction in a final, nonappealable judgment that (1) the Initial Purchaser failed to send or give to such person, at or prior to the written confirmation of the sale of Units to such person, a copy of the Final Offering Circular (as then amended or supplemented in compliance with Section 5(c) hereof) if required by law to have so delivered it, (2) the Company had previously furnished copies of the corrected Offering Circular to the Initial Purchaser within a reasonable period of time prior to such written confirmation, and (3) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular (as then amended or supplemented in accordance with Section 5(c) hereof).

(b) The Initial Purchaser agrees to indemnify and hold harmless each of the Company, each of the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of
      Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities of any kind to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as and to the extent such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser Information and furnished to the Company by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to such indemnified parties.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar or related actions (unless such claims are not in the same jurisdiction) arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this
      Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action covered thereby) effected without its written consent, which shall not be unreasonably withheld, but if such claim or action is settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on the claims that are the subject matter of such proceeding and
      (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) covered thereby, each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) covered thereby, in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts, commissions and fees received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and fees received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay (and for which it was entitled to indemnification hereunder) by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

            9. TERMINATION. The Initial Purchaser may terminate this Agreement in its sole discretion at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development reasonably expected to result in a Material Adverse Effect (in each case except as disclosed in the Final Offering Circular) that would, in the Initial Purchaser's reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

(b) the failure of the Company to satisfy the conditions contained in Section 7 hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States would be reasonably expected to make it, in the Initial Purchaser's sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Units;

(d) trading in the Company's common stock shall have been suspended by the SEC or the American Stock Exchange or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

(e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsel's reasonable opinion would reasonably be expected to have a Material Adverse Effect;

(f) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion would reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

            10. SURVIVAL OF REPRESENTATIONS AND INDEMNITIES. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Company or the Initial Purchaser, and (ii) acceptance of the Notes, and payment for them hereunder. The provisions of Sections 5(f), 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

            11. BREACH BY THE INITIAL PURCHASER. If the Initial Purchaser shall breach any of its several obligations to purchase the Units that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate with respect to the Initial Purchaser without liability on the part of the Company. Nothing contained in this Section 11 shall relieve the Initial Purchaser from liability for its breach.

            12. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The only information furnished by the Initial Purchaser to the Company and its Subsidiaries for the purposes of Sections 4(a) and 8 hereof are (a) the name of the Initial Purchaser set forth on the front and back cover and under the heading "Plan of Distribution" of the Offering Circular, (b) the statements set forth in the last sentence under the heading "Certain Relationships and Related Transactions" of the Offering Circular, and (c) (i) the first sentence of the third paragraph, and (ii) the first and second sentences of the sixth paragraph under the heading "Plan of Distribution" of the Offering Circular, in each case, to the extent such statements relate to the Initial Purchaser (collectively, the "Initial Purchaser Information").

            13.   MISCELLANEOUS.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Viskase Companies, Inc., 625 Willowbrook Centre Parkway, Willowbrook, Illinois 60527, Attention:
      Gordon Donovan, with a copy to: Jenner & Block, 330 N. Wabash,

      Chicago, Illinois 60611, Attention: Thomas A. Monson, Esq., and (ii) if to the Initial Purchaser, to: Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Lloyd H. Feller, Esq., with a copy to: Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019-5820, Attention: Ronald S. Brody, Esq. (or in any case to such other address as the person to be notified may have requested in writing).

(b) All such notices and communication shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next day air courier, and when receipt is electronically acknowledged by the addressee, if telecopied.

(c) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in
      Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Units from the Initial Purchaser is intended to be a beneficiary of the covenants of the Company contained in the Debt Registration Rights Agreement to the same extent as if the Units were sold and those covenants were made directly to such purchaser by the Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

(d) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(e) EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTY HERETO AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND
      (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(f) This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.

                                        Very truly yours,

                                        VISKASE COMPANIES, INC.

                                        By: /s/ Gordon S. Donovan
                                                Name: Gordon S. Donovan
                                                Title: Vice President

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.

By:_/s/ Andrew Whittaker
    Name: Andrew Whittaker
    Title: Vice Chairman